Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF MERGER, WHICH MERGES:

"STQN SUB, INC.", A DELAWARE CORPORATION,

WITH AND INTO "EXWORTH UNION INC" UNDER THE NAME OF "EXWORTH UNION INC", A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE, AS RECEIVED AND FILED IN THIS OFFICE ON THE TWENTY-SECOND DAY OF DECEMBER, A.D. 2022, AT 5:21 O`CLOCK P.M.

Jeffrey W. Bullock, Secretary of State

6678620 8100M
SR# 20224356814

Authentication: 205176244
Date: 12-22-22

STATE OF DELAWARE
CERTIFICATE OF MERGER OF
DOMESTIC CORPORATIONS

Pursuant to Title 8, Section 251(c) of the Delaware General Corporation Law, the undersigned corporation executed the following Certificate of Merger:

FIRST: The name of the surviving corporation is Exworth Union Inc ______________________, and the name of the corporation being merged into this surviving corporation is STQN Sub, Inc. ______________________.

SECOND: The Agreement of Merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations.

THIRD: The name of the surviving corporation is Exworth Union Inc ______________________ a Delaware corporation.

FOURTH: The Certificate of Incorporation of the surviving corporation shall be its Certificate of Incorporation.

FIFTH: The merger is to become effective on 12/22/2022.

SIXTH: The Agreement of Merger is on file at 51 JFK PKW Suite 135, Short Hills, NJ 07078, the place of business of the surviving corporation.

SEVENTH: A copy of the Agreement of Merger will be furnished by the surviving corporation on request, without cost, to any stockholder of the constituent corporations.

IN WITNESS WHEREOF, said surviving corporation has caused this certificate to be signed by an authorized officer, the 22 day of December, A.D., 2022.

By: Yuanyuan Huang
Authorized Officer

Name: YUANYUAN HUANG
Print or Type

Title: Secretary

State of Delaware
Secretary of State
Division of Corporations
Delivered 05:21 PM 12/22/2022
FILED 05:21 PM 12/22/2022
SR 20224356814 - File Number 6678620